Exhibit 10.1
EXECUTION COPY
SIXTH AMENDMENT TO
AMENDED AND RESTATED CONSUMER CREDIT CARD PROGRAM
AGREEMENT
This Sixth Amendment (“Amendment Number Six”) dated as of June 26, 2015 to that certain Consumer Credit Card Program Agreement made as of December 6, 1999, as amended and restated as of November 5, 2009, and as amended as of October 29, 2010, January 30, 2013, October 11, 2013, February 25, 2014, and April 6, 2015 by and between J. C. PENNEY CORPORATION, INC., formerly known as J. C. Penney Company, Inc., a Delaware corporation, with its principal place of business at Plano, Texas, and SYNCHRONY BANK, assignee of Monogram Credit Card Bank of Georgia and formerly known as GE Capital Retail Bank and GE Money Bank, with its principal place of business at 170 W. Election Road, Draper, Utah 84020 (the “Agreement”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Agreement.
WITNESSETH:
WHEREAS, JCPenney and Bank desire to make certain changes to the Agreement to reflect certain modifications to the Program that the parties desire to implement.
NOW, THEREFORE, in consideration of the terms and conditions stated herein, and for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:
I.    Performance Payments. Schedule 4.7 to the Agreement is hereby deleted and replaced in its entirety with Schedule 4.7 attached hereto.
II.    Effective Date. This Amendment Number Six shall become effective as of June 26, 2015.
III.    Miscellaneous.
A.    The execution, delivery and performance of this Amendment Number Six has been duly authorized by all requisite corporate action on the part of JCPenney and Bank and upon execution by all parties, will constitute a legal and binding obligation of each thereof.

B.    The Agreement, as amended by this Amendment Number Six, constitutes the entire understanding of the parties with respect to the subject matter thereof. Except as expressly amended hereby, the terms and conditions of the Agreement shall continue and remain in full force and effect. In the event of any conflict between the Agreement and this Amendment Number Six, the terms and conditions of this Amendment Number Six shall govern.
C.    The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment Number Six and the consummation of the transactions contemplated hereby and thereby.
D.    This Amendment Number Six may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement. A facsimile or other electronic signature is as valid and binding as an original.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number Six as of the date set forth above.
J. C. PENNEY CORPORATION, INC.        SYNCHRONY BANK

By:    /s/ Michael D. Porter            By:    /s/ Tom Quindlen
Title:    VP, Treasurer                Title:    EVP Retail Card

SCHEDULE 4.7
PERFORMANCE PAYMENTS

(a)
Beginning with the third calendar quarter of 2015, within ten (10) business days prior to the end of each of the first three calendar quarters of a calendar year, Bank shall prepare and provide to JCPenney a current written forecast of the sum of Indebtedness on Accounts as of December 31st of the current calendar year (each a “Quarterly Projection”). The Quarterly Projection will be prepared based upon assumptions reflecting operating strategies and business and marketing initiatives of JCPenney and Bank and anticipated performance of the Program, taking into consideration forecasts of factors including, but not limited to, payment rates and the influence of the economy on the same. The parties acknowledge and agree that each such Quarterly Projection provided pursuant to this Schedule 4.7 shall be based solely on Bank’s projections and forecasts and shall not constitute any guaranty of actual results.

(b)
If any Quarterly Projection is less than four billion four hundred million dollars ($4,400,000,000), Bank will provide JCPenney ten (10) business days from receipt of the Quarterly Projection to review the Quarterly Projection and JCPenney may provide Bank with any additional information it believes Bank should consider and Bank will have seven (7) business days thereafter to revise the Quarterly Projection based on such information, if Bank deems appropriate.

(c)
With respect to each Quarterly Projection provided by Bank to JCPenney pursuant to this Schedule 4.7 (or, if applicable, a revised Quarterly Projection prepared and delivered by Bank in accordance with subsection (b) above), if such Quarterly Projection forecasts that the sum of Indebtedness on Accounts will be greater than four billion four hundred million dollars ($4,400,000,000) as of December 31st of such calendar year, then, for that calendar quarter, Bank shall pay to JCPenney, within twenty-five calendar days after the close of such calendar quarter, an amount equal to the product of (i) the Performance Payment (as such term is defined in subsection (g) below) and (ii) twenty-five percent (25%). If the Quarterly Projection forecasts that the Indebtedness on Accounts will be less than four billion four hundred million dollars ($4,400,000,000) as of December 31st of such calendar year, then no payment will be owed by Bank for such calendar quarter. Notwithstanding the above, on or before July 25th, 2015, Bank shall pay to JCPenney for the first and second calendar quarter of 2015, a payment equal to the product of (i) the Performance Payment and (ii) fifty percent (50%).

(d)
With respect to the fourth calendar quarter of a calendar year, if the sum of Indebtedness on Accounts as of December 31st of such calendar year just ended is greater than four billion dollars ($4,000,000,000), then Bank shall pay to JCPenney on or before January 25th of the next calendar year, an amount equal to (i) the Performance Payment, minus (ii) any amounts already paid to JCPenney under this Schedule 4.7, for the calendar year just ended. For the avoidance of doubt, the parties acknowledge and agree that Bank’s obligation to pay the Performance Payment (minus any amounts already paid to JCPenney under this Schedule 4.7 for the calendar year just ended) on or before January 25th of the next calendar year is to be made without regard to any of the Quarterly Projection(s) previously made by Bank.[1] If the sum of Indebtedness on Accounts as of December 31st of the calendar year just ended is less than four billion dollars ($4,000,000,000), then no payments will be owed by Bank for such fourth quarter.

(e)
Upon any termination of the Agreement, no payments will be owed by Bank for any calendar quarter or calendar year after such termination (and if termination occurs in the middle of a quarter, no payments will be owed for such quarter in which termination occurs).

(f)
For the avoidance of doubt, JCPenney shall never be obligated to repay any payments made in the first three quarters of a calendar year pursuant to this Schedule 4.7, regardless of future forecasts or actual results, absent an error discovered by either party that requires an adjustment to a Performance Payment previously paid.

_______________________
For illustrative purposes, if:

a.
Bank projected the amount of the sum of Indebtedness for any of the previous calendar quarters as not exceeding $4,400,000,000 and as a result was not required to pay the quarterly payment in any of such calendar quarters, but the Sum of Indebtedness exceeded $4,000,000,000 at the end of calendar year, the full amount of the Performance Payment (minus any amounts already paid to JCPenney under this Schedule 4.7 for the calendar year just ended) would be made to JCPenney (regardless of the forecasts contained in any of the prior Quarterly Projections from that calendar year); and

b.
Bank projected the amount of the sum of Indebtedness for two of the three previous calendar quarters as not exceeding $4,400,000,000 and as a result was not required to pay a quarterly payment in two of the previous calendar quarters, but the Sum of the Indebtedness at the end of the calendar year exceeded $4,000,000,000, the Performance Payment would be made and only be adjusted by the quarterly payment actually paid by Bank (regardless of the forecasts contained in any of the prior Quarterly Projections from the calendar year).

(g)
“Performance Payment” shall mean sixty million dollars ($60,000,000) for calendar years 2015 and 2016, eighty-five million dollars ($85,000,000) for calendar years 2017 and 2018, and twenty-five million dollars ($25,000,000) for the calendar year of 2019.